UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 30, 2006
(Date of earliest event reported)
GENERAL MOTORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	38-0572515
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of principal executive offices)	(Zip Code)
(313) 556-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This report amends our current report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2006 to provide the unaudited pro forma condensed consolidated financial statements of General Motors Corporation (GM), as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005 below.

ITEM 9.01.  Financial Statements and Exhibits

(b) Pro Forma Financial Information

On November 30, 2006, General Motors Corporation, a Delaware corporation (“GM”), GMAC LLC, a Delaware limited liability company (“GMAC”), GM Finance Co. Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of GM (“Holdco”), and FIM Holdings LLC, a Delaware limited liability company (“Purchaser”), successfully completed a series of transactions pursuant to which GM has sold to Purchaser common limited liability company interests of GMAC representing 51% of the aggregate common limited liability company interests of GMAC for a purchase price of $7.353 billion (the “Transactions”) subject to the terms and conditions set forth in the Purchase and Sale Agreement, dated April 2, 2006, by and among GM, GMAC, Holdco and Purchaser and filed as Exhibit 2.1 to GM’s Current Report on Form 8-K dated April 2, 2006.

The unaudited pro forma condensed consolidated financial statements of GM, as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005, which give effect to the Transactions, are attached as Exhibit 99.1.

(d) Exhibits

Exhibit No.	Description
99.1	General Motors Corporation Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION
(Registrant)

Date: December 6, 2006	By:	/s/ Nick S. Cyprus
	Name:	Nick S. Cyprus
	Title:	Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	General Motors Corporation Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005.